JELD-WEN, Inc. 2645 Silver Crescent Drive, Charlotte, NC 28273 USA www.jeld-wen.com JELD-WEN Announces Changes in North America Window Operations Company will close two manufacturing facilities and streamline window product offerings as part of transformation journey FOR IMMEDIATE RELEASE CHARLOTTE, N.C., April 11, 2024 – JELD-WEN Holding, Inc. (NYSE: JELD) today announced actions to simplify its North America windows operations by closing its Vista, California, and Hawkins, Wisconsin, manufacturing facilities. Today’s announcement is a further step in JELD-WEN's transformation journey to strengthen the foundation of the company and position itself for long term, profitable growth. In connection with these site closures, the company expects to incur one-time costs of approximately $45 million and generate annual pre-tax income improvements of at least $11 million. The Vista, California, site manufactures composite windows (marketed and sold under the brand name Auraline) and has approximately 110 associates. Multiple market factors have made it prohibitive to competitively sustain the composite windows product line and it will be discontinued. As a result, JELD- WEN plans to close the Vista composite windows facility. Orders placed within 90 days of April 11, 2024, will be accepted and fulfilled under currently stated lead times. JELD-WEN expects to incur one-time costs in 2024 of approximately $21 million related to the Vista closure and after project completion, recognize an annual pre-tax income improvement of at least $4 million. The Hawkins, Wisconsin, site manufactures wood windows and employs approximately 340 associates. JELD-WEN will consolidate production from Hawkins into its wood windows manufacturing facility in Rantoul, Illinois. One-time costs related to this site consolidation are estimated at approximately $24 million, most of which should be incurred in 2024. Annual pre-tax income improvement, after completion of these activities, is expected to be at least $7 million. JELD-WEN will address any updates about the closures during its quarterly earnings call scheduled for May 7, 2024. ### About JELD-WEN, Inc. JELD-WEN Holding, Inc. (NYSE: JELD) is a leading global designer, manufacturer and distributor of high-performance interior and exterior doors, windows, and related building products serving the new construction and repair and remodeling sectors. Based in Charlotte, North Carolina, the company operates facilities in 15 countries in North America and Europe and employs approximately 18,000 associates dedicated to bringing beauty and security to the spaces that touch our lives. The JELD-WEN family of brands includes JELD-WEN® worldwide, LaCantina® and VPI™ in North America, and Swedoor® and DANA® in Europe. For more information, visit corporate.JELD-WEN.com or follow LinkedIn. Exhibit 99.1

Forward Looking Statements This press release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected savings and other benefits of the site closures, the timing of completion of the site closures, and the expected costs, cash expenditures and charges of the site closures. These forward-looking statements are based upon the company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties that could cause actual results to differ materially. For a discussion of these risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the U.S. Securities and Exchange Commission. Media Contact: JELD-WEN Holding, Inc. Caryn Klebba Head of global public relations 704-807-1275 mediana@jeldwen.com Investor Relations Contact: James Armstrong Vice President, Investor Relations 704-378-5731 jarmstrong@jeldwen.com